Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in:

•	the Registration Statements on Form S-3 (Nos. 333-112708; 333-70984; 333-15375; 333-18273; 333-43137; 333-97157; 333-97197; 333-83503; 333-07229; 333-51367; 033-54784; 033-57533; 033-63097; 033-30717; 033-49881; 333-13811; 333-47222; 333-65750; 333-64450; 333-104151; 333-123714; 333-130821; and 333-133852);

•	the Registration Statement on Form S-4 (No. 333-110924);

•	the Registration Statements on Form S-8 (Nos. 333-69849; 033-45279; 002-80406; 333-65209; 333-02875; 033-60695; 333-58657; 333-81810; 333-53664; 333-102043; 333-102852; 333-121513; 333-133566; and 333-127124); and

•	the Post-Effective Amendments on Form S-8 to Registration Statements on Form S-4 (Nos. 333-110924; 033-43125; 033-55145; 033-63351; 033-62069; 033-62208; 333-16189; 333-60553; and 333-40515)

of Bank of America Corporation of our report dated March 14, 2006 except as to the effects of reclassifications of balances for reportable segments as reflected in Note 20 for which the date is May 25, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

Charlotte, North Carolina

May 25, 2006